UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2007

JMAR Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-10515	68-0131180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10905 Technology Place, San Diego, California		92127
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 946-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 3, 2007, JMAR Technologies, Inc. announced the receipt of a purchase order from the University of Arizona Water Quality Center for a BioSentry™ System to be used in extensive ongoing research for real-time detection, tracking, and remediation of bioterror and accidental contamination events within water distribution systems. The City of Tucson is also interested in the planned research to further determine the expected value of installing the BioSentry in their water treatment and distribution systems.

The University’s Water Quality Center is the only water quality facility in the country under the jurisdiction of The National Science Foundation and is a leader in the analysis of biological contaminants.

The BioSentry System will be installed in the Water Quality Center’s "Water Village" facility at the Environmental Research Laboratory. This research community of four individual houses each plumbed with unique distribution lines is designed to be a "one-of-a-kind" place to test and measure pathogens in near-real-life conditions, and for collaboration between industry, academia, engineering and environmental science.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press Release issued on January 3, 2007 announcing the purchase of a BioSentry by the University of Arizona.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMAR Technologies, Inc.

January 3, 2007	By:	Dennis E. Valentine

Name: Dennis E. Valentine
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued on January 3, 2007 announcing the purchase of a BioSentry by the University of Arizona.